EisnerAmper LLP

750 Third Avenue

New York, NY 10017-2703

T 212.949.8700

F 212.891.4100

www.eisneramper.com

June 15, 2011

Securities and Exchange Commission 100 F Street, N.E.

Washington, DC 20549

Re: eMagin Corporation Gentlemen:

We have read item 4.01(a) of Form 8-K to be filed on or about June 15, 2011 of eMagin Corporation and are in agreement with the statements contained in Item 4.01(a) concerning our firm.

Very truly yours,

/s/ EisnerAmper LLP

EisnerAmper LLP